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                                                                    EXHIBIT 99.3

                            CERTIFICATE OF AMENDMENT
                                       OF
            FOURTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                              SONUS NETWORKS, INC.

    Sonus Networks, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "CORPORATION"), DOES HEREBY CERTIFY:

    FIRST: That at a meeting of the Board of Directors of the Corporation, resolutions were duly adopted setting forth a proposed amendment to the Fourth Amended and Restated Certificate of Incorporation of said corporation, declaring said amendment to be advisable and directing the holders of Common Stock of said corporation to consider said amendment and to indicate their approval and adoption thereof. The resolution setting forth the proposed amendment is as follows:

    RESOLVED:  That the first sentence of Article IV of the Fourth Amended and
               Restated Certificate of Incorporation of the Corporation be, and it hereby is, amended to read as follows:

           The total number of shares of capital stock which the corporation shall have authority to issue is 605,000,000, consisting solely of:

               600,000,000 shares of common stock, par value
               $0.001 per share ("Common Stock"); and

               5,000,000 shares of preferred stock, par value
               $0.01 per share ("Preferred Stock").

    RESOLVED:  That except as expressly amended hereby no other aspect of such
               Article IV shall be modified hereby.

    SECOND: That thereafter, pursuant to said resolutions of its Board of Directors, the holders of record of not less than a majority of the issued and outstanding shares of Common Stock of said Corporation, representing not less than the minimum number of votes necessary to authorize and take such action, duly adopted such an amendment at the Annual Meeting of the Shareholders in accordance with Sections 211 and 222 of the General Corporation Law of the State of Delaware.

    THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

    IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by Stephen J. Nill, its Vice President Finance and Administration and Chief Financial Officer, this 29th day of May, 2001.

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                                                       SONUS NETWORKS, INC.

                                                       By:  /s/ STEPHEN J. NILL
                                                            -----------------------------------------
                                                            Stephen J. Nill
                                                            VICE PRESIDENT FINANCE AND ADMINISTRATION
                                                            AND CHIEF FINANCIAL OFFICER
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